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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-50579, 333-50581, 333-50585, 333-53331, 333-65405) pertaining to the Trammell Crow Company Employee Stock Purchase Plan, the Trammell Crow Company 1997 Stock Option Plan, the Trammell Crow Company Long-Term Incentive Plan, the Trammell Crow Company Retirement Savings Plan and Restricted Stock to Certain Employees of our report dated February 17, 1999, with respect to the consolidated financial statements and schedules of Trammell Crow Company included in the Annual Report (Form 10-K) for the year ended December 31, 1998.

March 26, 1999
Dallas, Texas